Exhibit 4.1

EXECUTION VERSION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MULTICURRENCY PRIVATE SHELF AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED MULTICURRENCY PRIVATE SHELF AGREEMENT, dated as of June 23, 2020 (this “Amendment”), is among Henry Schein, Inc., a Delaware corporation (the “Company”), PGIM, Inc., a New Jersey corporation (“Prudential”), and the other financial institutions and other entities party hereto (the “Holders”) that constitute each of the holders of the Notes outstanding as of the date hereof (such Notes, the “Existing Notes”, and as amended and restated by this Amendment, and as may be further amended, restated, modified or replaced from time to time, together with any notes issued in substitution therefor pursuant to Section 13 of the Note Facility (as defined below), collectively, the “Notes”).

W I T N E S S E T H

WHEREAS, reference is made to that certain $500,000,000 Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018, by and among the Company, Prudential and each Holder party thereto (as amended, restated, modified, or supplemented from time to time, the “Note Facility”);

WHEREAS, the Company has requested that the Note Facility be amended by this Amendment in order to, among other things, (i) extend the Issuance Period and (ii) effect certain changes to the covenant set forth in Section 10.9 of the Note Facility;

WHEREAS, the Company, Prudential and the Holders are willing to enter into such amendments subject and pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.    Defined Terms. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Facility.

SECTION 2.    Amendment to the Note Facility. Effective as of the First Amendment Effective Date, the Note Facility is hereby amended as follows:

(a)    Each reference to $200,000,000 (or the Dollar Equivalent in other Available Currencies)” in the Note Facility is hereby amended and restated in its entirety as follows “$500,000,000 (or the Dollar Equivalent in other Available Currencies)”.

(b)    Section 2.1 of the Note Facility is hereby amended and restated in its entirety as follows:

“2.1. Facility. Prudential is willing to consider, in its sole discretion and within the limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time the aggregate principal amount of Shelf Notes in Section 1.4, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement and outstanding at such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. For the purposes of the preceding sentence, all aggregate principal amounts of Shelf Notes and Accepted Notes shall be calculated in Dollars; with respect to any Shelf Notes denominated or Accepted Notes to be denominated in any Available Currency other than Dollars, the Dollar Equivalent of Shelf Notes or Accepted Notes shall be used for such calculation. For the avoidance of doubt, the Available Facility Amount shall be increased by the principal amount of any outstanding Notes which are repaid or prepaid prior to the expiration of the Issuance Period (but in no event shall the Available Facility Amount exceed $500,000,000 at any time). NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASE OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.”

(c)    Subsection 2.2(i) of the Note Facility is hereby amended and restated in its entirety as follows:

“(a)    June 23, 2023 (or if such day is not a Business Day, the Business Day next succeeding such day).”

(d)    The first sentence of the first paragraph of Section 5 of the Note Facility is hereby amended and restated in its entirety as follows:

“The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, pursuant to a Request for Purchase; provided that (i) no such supplement to any representation or warranty applicable to any particular Closing Day shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any other Closing Day or any determination of the falseness or inaccuracy thereof pursuant to Section 11(e), and (ii) no supplement to Section 5.3 as to any particular Closing Day shall be made after the Company makes a Request for Purchase in respect of such Closing Day.”

(e)    Subsection 5.3 of the Note Facility is hereby amended and restated in its entirety as follows:

“This Agreement and the documents, certificates or other writings (including the financial statements described in Section 5.5 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to the date of delivery of the applicable Request for Purchase being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since the end of the most recent fiscal year for which audited financial statements have been furnished there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. For the purposes of this Section 5.3, the Disclosure Documents shall be deemed to include all filings made with, or furnished to, the Securities and Exchange Commission by the Company pursuant to sections 13 or 15(d) of the Exchange Act, and the Company shall be deemed to have made delivery of any such Disclosure Document if it shall have timely made such Disclosure Document available on the Securities and Exchange Commission’s Electronic Data Gathering Analysis, and Retrieval system, or its successor thereto (“EDGAR”). Notwithstanding the foregoing, for purposes of this Section 5.3, and only from the First Amendment Effective Date until December 31, 2020, the impacts of the existing Coronavirus pandemic on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole that have occurred and were disclosed in writing to Prudential prior to the First Amendment Effective Date will be disregarded.”

(f)    Subsection 7.2(a) of the Note Facility is hereby amended and restated in its entirety as follows:

“(a)    Covenant Compliance – (i) the information required in order to establish whether the Company was in compliance with the requirements of Section 10.9 (including reasonably detailed calculations), (ii) a certification by such Senior Financial Officer (A) that the Company was in compliance with the requirements of Section 10.5(o), Section 10.6(a) and (b)(vi) and Section 10.7(g)(iii) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, if requested, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence), (B) as to whether any Subsidiary that is not a Guarantor has executed any Guaranty with respect to any Principal Credit Facility during the relevant period, and (C) that such financial statements have been prepared in accordance with GAAP (subject in the case of subsection 7.1(b) to normal, recurring, year-end adjustments and except for the absence of GAAP notes thereto), (iii) a reconciliation of the treatment of leases in the financial statements accompanying such Officer’s Certificate with the treatment of leases under GAAP as in effect on the date hereof, in form and substance reasonably satisfactory to the Required Holders, and (iv) with respect to the financial statements delivered pursuant to Section 7.1(b), to the extent the Leverage Spike is accruing as of the date of such certificate, a reasonably detailed calculation of the Consolidated Net Leverage Ratio as of the last day of the four consecutive fiscal quarters of the Company in respect of which such certificate is delivered; and”

(g)    Subsection 10.5(j) of the Note Facility is hereby amended and restated in its entirety as follows:

“(j)    judgment and other similar Liens arising in connection with court proceedings in an aggregate amount not in excess of $10,000,000 (except to the extent covered by independent third-party insurance) provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;”

(h)    Subsection 10.9 of the Note Facility is hereby amended and restated in its entirety as follows:

“10.9    Consolidated Net Leverage Ratio.

(a)    The Company will not (i) permit the Consolidated Leverage Ratio at any time during any period of four consecutive fiscal quarters of the Company (in each case taken as one accounting period) ending on or before March 31, 2020 to exceed 3.25 to 1.00, (ii) permit the Consolidated Net Leverage Ratio at any time during any period of four consecutive fiscal quarters of the Company (in each case taken as one accounting period) ending after March 31, 2020 and on or before March 31, 2021 to exceed 3.75 to 1.00 or (iii) subject to Section 10.9(c), permit the Consolidated Leverage Ratio at any time during any period of four consecutive fiscal quarters of the Company (in each case taken as one accounting period) ending after March 31, 2021 to exceed 3.25 to 1.00.

(b)    If at any time during the Leverage Spike Period, the Consolidated Net Leverage Ratio exceeds, as of the last day of any fiscal quarter of the Company, 3.0 to 1.00, the interest rate applicable to the Notes shall increase by 1.00% per annum for the fiscal quarter next succeeding such fiscal quarter (such increase, a “Leverage Spike”).

(c)    (i) If, after March 31, 2021, the Company consummates an acquisition permitted by this Agreement for aggregate cash consideration exceeding $150,000,000 (each, a “Material Acquisition”), the Company may elect, upon written notice to Prudential and each holder of a Note, to increase the maximum Consolidated Leverage Ratio permitted by Section 10.9(a)(iii) to 3.75 to 1.00 for the fiscal quarter in which such Material Acquisition is consummated and the three consecutive fiscal quarters of the Company following such Material Acquisition (each, a “Four Quarter Period”) (retroactive to the first day of such Four Quarter Period); provided, however, that if the Consolidated Leverage Ratio is equal to or less than 3.25 to 1.00 at the end of any fiscal quarter during the Four Quarter Period, it may not exceed 3.25 to 1.00 at the end of any subsequent fiscal quarter (regardless of whether such fiscal quarter falls within the Four Quarter Period) unless and until it can and does make another election under this clause (i). Such notice shall be provided no later than the last Business Day of the fiscal quarter of the Company in which the relevant Material Acquisition is consummated.

(ii)    If the Company makes the election provided for in Section 10.9(c)(i), the interest rate applicable to the Notes shall increase by 0.50% per annum above the rate otherwise prevailing for each fiscal quarter of the Company following a fiscal quarter occurring during the Four Quarter Period at the end of which the Consolidated Leverage Ratio for the four fiscal quarters of the Company ending with (and including) such fiscal quarter exceeds 3.25 to 1.00 (such increase, an “Acquisition Spike”).

(iii)    The Company may not make the election provided for in Section 10.9(c)(i) more than three times after the Original Closing Date and may not make such election at any time after the first such election unless there has been at least one fiscal quarter of the Company following a Four Quarter Period at the end of which fiscal quarter the Consolidated Leverage Ratio did not exceed 3.25 to 1.00.

(d)    If an interest payment on any Notes is due after the last day of any fiscal quarter of the Company, but before the Consolidated Net Leverage Ratio or the Consolidated Leverage Ratio, as the case may be, as of such last day has been calculated, then the Company shall pay an amount calculated as if the interest rate in effect on such last day had continued thereafter. If such calculation shows that there was a change in the interest rate on the Notes effective as of the first day following such last day, then the amount of interest payable by the Company on the next succeeding interest payment date in respect of such Notes shall be increased or decreased, as applicable, to the extent necessary to reflect the interest rate that should have been taken into account as of such first following day.”

(i)    Section 10 of the Note Facility is hereby amended by adding the following new Subsection 10.11 to immediately follow Subsection 10.10 therein:

“Section 10.11.    Restricted Payments. Until the later of (i) the date of termination of the Leverage Spike Period and (ii) the date that no other Principal Credit Facility has a restriction on the payment of Restricted Payments, the Company will not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of the Company (any such dividend, payment or setting apart, a “Restricted Payment”), whether outstanding on the First Amendment Effective Date or thereafter, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, except (a) the Company may make Restricted Payments in the form of Equity Interests of the Company and (b) the Company may make Restricted Payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of the Company.”

(j)    Section 22 of the Note Facility is hereby amended by adding the following new Subsection 22.11 to immediately follow Subsection 22.10 therein:

“Section 22.11.    Divisions. For all purposes under the Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of Equity Interests at such time.”

(k)    Schedule B of the Note Facility is hereby amended by adding the following new definitions in alphabetical order:

“364-Day Credit Facility” means the $700,000,000 Credit Agreement dated as of April 17, 2020, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank, National Association, as syndication agent, the lenders party thereto, and T.D. Bank, N.A., ING Bank, N.V., Dublin Branch, MUFG Bank, Ltd., The Bank of New York Mellon and UniCredit Bank, A.G., as co-documentation agents, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Acquisition Spike” is defined in Section 10.9.

“Additional Interest” means, at any time, the sum of the Acquisition Spike (if any) and the Leverage Spike (if any) at such time.

“Cash Equivalents” means as of any date, (a) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from such date rated at least A- or the equivalent thereof by S&P or A3 or the equivalent thereof by Moody’s, (b) time deposits and certificates of deposits having maturities of not more than one year from such date and issued by any domestic commercial bank having (i) senior long term unsecured debt rated at least A- or the equivalent thereof by S&P or A3 or the equivalent thereof by Moody’s and (ii) capital surplus in excess of $100,000,000, (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody’s and in either case maturing within 120 days from such date and (d) shares of any money market mutual fund rated at least AA- or the equivalent thereof by S&P or at least Aa3 or the equivalent thereof by Moody’s.

“Consolidated Net Debt” means, at any date of determination, (a) Consolidated Total Debt at such date minus (b) Unrestricted Cash at such date in an aggregate amount not to exceed $250,000,000.

“Consolidated Net Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Net Debt on such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on (or most recently ended prior to) such date.

“Cost Savings” means reductions in salary expenses, benefit expenses and other related expenses of the Company resulting from a reduction in its workforce which are reasonably determined by the Company in good faith.

“Designated Charges” means, for any period, subject to the last two sentences of this definition, the sum of (a) to the extent deducted in computing Consolidated Operating Income for such period, the aggregate of total (i) extraordinary, unusual or non-recurring charges and expenses and (ii) Restructuring Expenses plus (b) Pro Forma Cost Savings for such period. The sum of Restructuring Expenses and Pro Forma Cost Savings for any period shall not exceed (1) in the case of any such period ending on or prior to December 31, 2019, 10% of Consolidated EBITDA for such period, (2) in the case of any such period ending after December 31, 2019 and on or prior to March 31, 2021, $100,000,000 and (3) in the case of any such period ending after March 31, 2021, 10% of Consolidated EBITDA for such period; Restructuring Expenses and Pro Forma Cost Savings shall be determined on a consolidated basis in accordance with GAAP and calculated consistently with the Company’s calculation thereof in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The aggregate amount of Pro Forma Cost Savings for any period of four fiscal quarters ending after March 31, 2020 and on or prior to March 31, 2021 shall not exceed $25,000,000.

“First Amendment” means that certain Fist Amendment to Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 23, 2020, among the Company, Prudential and each holder party thereto.

“First Amendment Effective Date” has the definition set forth in the First Amendment.

“Leverage Spike” is defined in Section 10.9.

“Leverage Spike Period” means the period commencing on the First Amendment Effective Date and ending on (and including) the first date on which the Company delivers evidence to the holders of Notes that (i) the Consolidated Leverage Ratio is less than or equal to 3.25 to 1.00 for a period of four consecutive fiscal quarters of the Company ending on or after June 30, 2021 and (ii) no Event of Default has occurred or is continuing on such date.

“Moodys” means Moody’s Investors Service, Inc., or any successor.

“Pro Forma Cost Savings” means (a) in respect of the four quarters of the Company ending on June 30, 2020, the Cost Savings attributable to the fiscal quarter of the Company ending on such date multiplied by three, (b) in respect of the four quarters of the Company ending on September 30, 2020, an amount equal to the Cost Savings attributable to the period of two consecutive fiscal quarters of the Company ending on such date, (c) in respect of the four quarters of the Company ending on December 31, 2020, the Cost Savings attributable to the period of three consecutive fiscal quarters of the Company ending on such date multiplied by one third and (d) at all times thereafter, zero.

“Restricted Payment” is defined in Section 10.11.

“Restructuring Expenses” means restructuring, consolidation, transaction, integration or other similar charges and expenses.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, or its successors or assigns.

“Unrestricted Cash” means, as at any date of determination, the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Company and its Subsidiaries, determined on such date on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to the extent such cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness or other obligations or (b) classified as “restricted.

(l)    The definition of “Consolidated EBITDA” in Schedule B of the Note Facility is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” means, for any period, Consolidated Operating Income plus, without duplication, (a) Consolidated Interest Income, (b) depreciation, (c) amortization, (d) the Designated Charges and (e) to the extent deducted in computing Consolidated Operating Income, stock-based compensation of the Company and its Subsidiaries in each case for such period and determined on a consolidated basis in accordance with GAAP and, except for Designated Charges consisting of Pro Forma Cost Savings, as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(m)    The definition of “Covenant Reset Date” in Schedule B of the Note Facility is hereby deleted in its entirety.

(n)    The definition of “Existing Credit Facility” in Schedule B of the Note Facility is hereby amended and restated in its entirety as follows:

“Existing Credit Facility” means the $750,000,000 Credit Agreement, dated as of April 18, 2017 (as amended by the First Amendment dated as of June 29, 2018, and as further amended by the Second Amendment dated as of April 17, 2020), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the syndication agent, the lenders party thereto and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, as the same may be amended, supplemented, restated or otherwise modified from time to time.

(o)    The definition of “Principal Credit Facility” in Schedule B of the Note Facility is hereby amended and restated in its entirety as follows:

“Principal Credit Facility” means any agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction (collectively, a “Credit Agreement”) in respect of which the Company or any Subsidiary is a borrower, guarantor or other obligor, providing for the incurrence of Indebtedness by the Company or any Subsidiary in an aggregate principal amount equal to or in excess of $200,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time. For the avoidance of doubt, each of the Existing Credit Facility, the 364-Day Credit Facility, the Existing Note Agreement, the New York Life Shelf Agreement and the MetLife Shelf Agreement is a Principal Credit Facility.

(p)    Exhibits 1.3(a), 1.3(b), 1.3(c), 1.3(d), 1.3(e), 1.3(f), 1.4 and 9.8 of the Note Facility are hereby amended to delete the reference to “Acquisition Spike” therein, and to insert in lieu thereof “Additional Interest”.

SECTION 3.    Amendment and Restatement of Existing Notes. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Existing Notes are hereby, automatically and without any further action, amended and restated in their entirety to delete the reference to “Acquisition Spike” therein and to reflect in lieu thereof “Additional Interest”. The parties hereto hereby acknowledge and agree that the amendments to the Existing Notes set forth herein could have been effected through an agreement or instrument of amendment, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Existing Notes, as amended hereby, pursuant to this Section 3. At the request of any Holder, the Company shall execute and deliver a new Note or Notes in the form of the relevant Exhibit (as amended by this Amendment) to the Note Facility, in exchange for, and in replacement of, each Holder’s Existing Note, within five Business Days of such request, registered in the name of such Holder, in the aggregate outstanding principal amount of such Existing Note and dated as of the last interest payment date of such Existing Note. Any Notes issued on or after the First Amendment Effective Date shall be in the form of the relevant Exhibit to the Note Facility, as amended by this Amendment. The parties hereto specifically agree and confirm that the transactions effected hereby and by the Notes shall in no way evidence a new debt of the Company or a novation of the Existing Notes, but rather that all outstanding debt of the Company in respect of the Existing Notes is continued in full force and effect on the terms and conditions set forth in the Note Facility and the Notes (in each case as modified by this Amendment). All outstanding amounts owing by the Company in respect of the Existing Notes shall continue to be owing under the Note Facility and the Notes (without any further action required on the part of any Person), and shall be payable in accordance with the Note Facility and the Notes (in each case as modified by this Amendment).

SECTION 4.    Representations and Warranties. To induce Prudential and the Holders to enter into this Amendment, the Company hereby represents and warrants to Prudential and the Holders that, both before (except with respect to Section 4(c) below) and after giving effect to this Amendment:

(a)    The execution, delivery and performance by the Company of this Amendment (i) are within the Company’s requisite corporate or other applicable power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) will not violate any Requirement of Law or Contractual Obligation of the Company or any if its Subsidiaries, except for such violations of Contractual Obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (v) will not require any consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person with respect to the Company or any of its Restricted Subsidiaries except for such consents, authorizations, filings, notices or other acts relating to such other Person which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b)    This Amendment has been duly executed and delivered on behalf of the Company. This Amendment constitutes and, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

(c)    After giving effect to this Amendment, the representations and warranties contained in the Note Facility (except with respect to Section 5.8 of the Note Facility, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K, in each case, most recently filed with the Securities and Exchange Commission) and the other Financing Documents are true and correct in all material respects as of the First Amendment Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(d)    This Amendment and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection with the amendments set forth herein, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates or other writings delivered to Prudential or the Holders by or on behalf of the Company in connection with the amendments set forth herein.

(e)    No event has occurred and no condition exists that, either before or after giving effect to this Amendment, constitutes or would constitute a Default or an Event of Default.

(f)    The Company has not paid, nor has it agreed to pay, any fees or other compensation in connection with the amendments described in clauses (b), (c) and (d) of Section 5 below, apart from an amendment fee equal to .10% of the principal amount of notes outstanding (i) under the MetLife Shelf Agreement in connection with the MetLife Amendment (as hereinafter defined), and (ii) under the New York Life Shelf Agreement in connection with the New York Life Amendment (as hereinafter defined).

SECTION 5.    Conditions to Effectiveness. The amendments set forth in Section 2 of this Amendment and the amendment and restatement of the Existing Notes set forth in Section 3 of this Amendment shall become effective on the first date on which the following conditions precedent have been satisfied or waived (the first date on which such conditions shall have been so satisfied or waived, the “First Amendment Effective Date”):

(a)    The Company, Prudential and the Holders shall have executed and delivered a counterpart of this Amendment.

(b)    Prudential shall have received a fully executed copy of an amendment agreement to the Existing Credit Facility, dated as of April 17, 2020, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, in form and substance satisfactory to the Required Holders.

(c)    Prudential shall have received a fully executed copy of an amendment agreement to the New York Life Shelf Agreement, dated as of the date hereof (the “New York Life Amendment”), by and among the Company, NYL Investors LLC and the other holders of notes party thereto, in form and substance satisfactory to the Required Holders.

(d)    Prudential shall have received a fully executed copy of an amendment agreement to the MetLife Shelf Agreement, dated as of the date hereof (the “MetLife Amendment”), by and among the Company, Metropolitan Life Insurance Company and MetLife Investment Advisors Company, LLC and the other holders of notes party thereto, in form and substance satisfactory to the Required Holders.

(e)    Prudential and the Holders shall have received a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in clauses (f) and (g) of this Section 5 has been satisfied as of the First Amendment Effective Date.

(f)    Each of the representations and warranties set forth in Section 4 above shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g)    No Default or Event of Default shall have occurred and be continuing on and as of the First Amendment Effective Date or immediately after giving effect to this Amendment.

(h)    Prudential and the Holders shall have received a certificate from the Secretary of the Company, in form and substance satisfactory to the Holders, dated as of the date hereof (i) attaching and certifying as to copies of corporate resolutions of the Company relating to the authorization, execution and delivery, as applicable, of this Amendment and any other documents to be entered into in connection herewith, (ii) attaching and certifying as to copies of its organizational documents as then in effect and (iii) certifying as to the signatures and incumbency of relevant officers of the Company executing this Amendment and any other documents to be entered into in connection herewith.

(i)    Prudential and the Holders shall have received a good standing certificate for the Company from the Secretary of State of Delaware, dated as of a recent date, and such other evidence of the status of the Company as Prudential and the Holders may reasonably request.

(j)    Each Holder shall have received payment of an amendment fee of 10 basis points (0.10%) of the principal amount of the Notes held by such Holder outstanding on the date hereof.

(k)    The Company shall have paid the reasonable fees and disbursements of the Holders’ special counsel in accordance with Section 7 below.

SECTION 6.    Effects on Note Facility. This Amendment shall be construed in connection with and as a part of the Note Facility and, except as specifically amended herein, the Note Facility shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Facility without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

SECTION 7.    Expenses. Without prejudice to the provisions of Section 15 (Expenses, Etc.) of the Note Facility, whether or not the amendments set forth herein become effective, the Company agrees to pay or reimburse Prudential and the Holders for all of their reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonble and documented fees and disbursements of Akin Gump Strauss Hauer & Feld LLP, counsel to Prudential and the Holders.

SECTION 8.    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 22.8 OF THE NOTE FACILITY AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 9.    No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Facility or an accord and satisfaction in regard thereto

SECTION 10.    Financing Document. This Amendment shall constitute a “Financing Document” for all purposes of the Note Facility and the other Financing Documents.

SECTION 11.    Amendments; Execution in Counterparts; Electronic Execution. This Amendment shall not constitute an amendment of any other provision of the Note Facility not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Holders or Prudential. Except as expressly amended hereby, the provisions of the Note Facility are and shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Prudential or the Holders to accept Electronic Signatures in any form or format without their prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Prudential, the Company and the other parties hereto, electronic images of this Amendment or any other Financing Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Amendment or any of the other Financing Documents based solely on the lack of paper original copies of this Amendment or any other Financing Documents, including with respect to any signature pages hereto or thereto.

SECTION 12.    Successors and Assigns. All covenants and other agreements contained in this Amendment by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

SECTION 13.    Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HENRY SCHEIN, INC.,
as the Company

by
/s/ Michael Amodio
	Name:	Michael Amodio
	Title:	Vice President and Treasurer

[Signature Page to First Amendment to Second A&R Master Facility Note (Prudential)]

PGIM, Inc.

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc. (as Sub-Adviser)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., as investment manager

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

[Signature Page to First Amendment to Second A&R Master Facility Note (Prudential)]

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as investment manager

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc. (as Sub-Adviser)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

By: PGIM, Inc., as investment manager

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

[Signature Page to First Amendment to Second A&R Master Facility Note (Prudential)]

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

MEDICA HEALTH PLANS

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

[Signature Page to First Amendment to Second A&R Master Facility Note (Prudential)]

THE INDEPENDENT ORDER OF FORESTERS

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

FARMERS INSURANCE EXCHANGE

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

MID CENTURY INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

[Signature Page to First Amendment to Second A&R Master Facility Note (Prudential)]

PHYSICIANS MUTUAL INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

by
/s/ Eric Seward
	Name:	Eric Seward
	Title:	Vice President

[Signature Page to First Amendment to Second A&R Master Facility Note (Prudential)]